Exhibit 10.1
SEVENTH AMENDMENT TO CREDIT AGREEMENT

THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of January 25, 2022, is by and among WOLFSPEED, INC. (formerly known as Cree, Inc.), a North Carolina corporation (the “Borrower”), the Lenders (as defined below) party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent on behalf of the Lenders under the Credit Agreement (as hereinafter defined) (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.
W I T N E S S E T H

WHEREAS, the Borrower, certain Material Domestic Subsidiaries of the Borrower as may be from time to time party thereto (the “Guarantors”), certain banks and financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement dated as of January 9, 2015 (as amended by the First Amendment to Credit Agreement, dated September 10, 2015, the Consent, dated July 13, 2016, the Second Amendment to Credit Agreement dated as of November 13, 2017, the Third Amendment to Credit Agreement dated as of August 21, 2018, the Consent, dated March 14, 2019, the Fourth Amendment to Credit Agreement dated as of December 16, 2019, the Fifth Amendment to Credit Agreement dated as of March 27, 2020, the Sixth Amendment to Credit Agreement dated as of October 26, 2021, and as further amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Credit Parties have requested that the Lenders amend certain provisions of the Credit Agreement; and

WHEREAS, the Lenders are willing to make such amendments to the Credit Agreement, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT

1.1    New Definitions. The following defined terms are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.7.

“Benchmark” means, initially, the Term SOFR Reference Rate (or, solely with respect to Daily SOFR Swingline Loans, the Daily SOFR Rate); provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate, the Daily SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.7(b).

“Daily SOFR Rate” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day, a “SOFR Determination Day”) that is five (5)

U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) the Floor. If by 5:00 p.m. on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily SOFR Rate has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of the Daily SOFR Rate for no more than three (3) consecutive SOFR Rate Days. Any change in the Daily SOFR Rate due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Daily SOFR Swingline Loan” means a Swingline Loan that bears interest at a rate based on the Daily SOFR Rate.

“Floor” means a rate of interest equal to 0%.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Loan” means any Loan bearing interest at a rate based on SOFR (other than pursuant to the Term SOFR component of the definition of “Base Rate”).

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Sections 2.2, 2.7, 3.2, 3.3 and 3.4, in each case, such day is also a Business Day.

1.2    Amended Definitions. The following defined terms appearing in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“Applicable Percentage” means, for any day, a rate per annum equal to (a) with respect to any Base Rate Loan, 0.25%, (b) with respect to any Term SOFR Loan, Daily SOFR Swingline Loans or Standby Letter of Credit Fee, 1.35% and (c) with respect to the Unused Fee, 0.25%.

“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) the Term SOFR for a one-month tenor in effect on such day plus 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or, the Federal Funds Rate or Term SOFR (provided that clause (c) shall not be applicable during any period in which Term SOFR is unavailable or unascertainable). Notwithstanding the foregoing, in no event shall the Base Rate be less than 1.10%.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.
“Benchmark Replacement Conforming Changes” means, with respect to either the use or administration of Term SOFR or the Daily SOFR Rate or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.7 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof)announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 3.7(b)(i) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 3.7(b)(i).

“Borrowing” means a borrowing consisting of simultaneous Loans of the same type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.2.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York (or the Federal Reserve Bank of New York) are authorized or required by law to close.

“Default Rate” means (a) when used with respect to Loans, an interest rate equal to (i) for Base Rate Loans (A) the Base Rate plus (B) the Applicable Percentage applicable to Base Rate Loans plus (C) 2.00% per annum and (ii) for SOFR Loans, a rate per annum of 2.00% in excess of the rate (including the Applicable Percentage) then applicable to such SOFR Loan until the end of the applicable Interest Period and thereafter at a rate equal to 2.00% in excess of the rate (including the Applicable Percentage) then applicable to Base Rate Loans, (b) when used with respect to Standby Letter of Credit Fees, a rate equal to the Applicable Percentage plus 2.00% per annum and (c) when used with respect to other Obligations, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Percentage applicable to Base Rate Loans plus (iii) 2.00% per annum.

“Interest Payment Date” means (a) as to any Term SOFR Loan, the last day of each Interest Period applicable to such Term SOFR Loan and any Termination Date; and (b) as to any Base Rate Loan (including any Swingline Loan bearing interest at the Base Rate) or Daily SOFR Swingline Loan, the last Business Day of each March, June, September and December and any Termination Date.

“Interest Period” means, with respect to any Term SOFR Loans, a period one month’s duration, commencing in each case on the date of the borrowing (including conversions, extensions and renewals); provided, however, (A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (B) no Interest Period shall extend beyond the next Termination Date to occur and (C) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last day of such calendar month.

“Loans” means the Revolving Loans and the Swingline Loans, and the Base Rate Loans, Term SOFR Loans and Daily SOFR Swingline Loans comprising such Loans.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“Term SOFR” means,

(a)    for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)    for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day;

provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Termination Date” means with respect to any Lender the earlier of (i) January 9, 2026 or (ii) the date on which the Commitments terminate in accordance with the provisions of this Credit Agreement.

1.3    Deleted Definitions. The definitions of Daily LIBOR Rate, Daily LIBOR Swingline Loan, Early Opt-In Election, Eurocurrency Rate, Eurocurrency Rate Loan and London Banking Day set forth in Article I of the Credit Agreement are hereby deleted in their entirety.

1.4    Amendment to Article I. Article I of the Credit Agreement is hereby amended by adding a new Section 1.6 at the end of such article to read as follows:

1.6 Rates.

The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 3.7(b), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate or Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

1.5    Amendment to Section 2.2 and Section 3.2. The references to “second Business Day” appearing in subclause (y) of Section 2.2(a)(i) of the Credit Agreement and subclause (y) in the second sentence of Section 3.2 of the Credit Agreement are each hereby amended to read “third U.S. Government Securities Business Day”.

1.6    Amendment to References to Eurocurrency Rate Loan and Daily LIBOR Swingline Loans. Each reference to (a) “Eurocurrency Rate Loans” or “Eurocurrency Rate Loan” appearing in Sections 2.1(a), 2.2(a)(i), 2.2(b), 2.2(c), 2.2(d), 2.3(a)(ii), 3.2, 3.4(a). 3.4(c) and 3.15 of the Credit Agreement are hereby amended to read “SOFR Rate Loans” or “SOFR Rate Loan”, as applicable and (b) “Daily LIBOR Swingline Loans” appearing Section 2.1(b), 2.2(a)(ii), 2.3(b)(ii) and 3.4(c) are hereby amended to read “Daily SOFR Swingline Loans”.

1.7    Amendments to Section 3.7. Section 3.7 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

3.7    SOFR Rate Loans.

    (a)    Circumstances Affecting Availability. Subject to clause (c) below, in connection with any request for a SOFR Loan or a conversion to or continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining SOFR for the applicable Interest Period with respect to a proposed SOFR Loan on or prior to the first day of such Interest Period or (ii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that Term SOFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period and, in the case of clause (ii), the Required Lenders have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent shall promptly give notice thereof to the Borrower. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to convert any Loan to or continue any Loan as a SOFR Loan, shall be suspended (to the extent of the affected SOFR Loans or the affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or the affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (B) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.12.

    (b)    Benchmark Replacement Settings.

(i)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Credit Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 3.7(b)(i) will occur prior to the applicable Benchmark Transition Start Date.

(ii)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document.

(iii)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement, (B) the commencement of any Benchmark Unavailability Period and (C) the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.7(b)(iv). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.7(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.7(b).

(iv)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans and (B) any outstanding affected SOFR Loans will be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(c)    Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use or administration of Term SOFR.

1.8    Amendments to Section 3.8. Section 3.8 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

3.8 Illegality.

If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any SOFR Loan, or to determine or charge interest based upon SOFR, the Daily SOFR Rate, the Term SOFR Reference Rate or Term SOFR, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders (an “Illegality Notice”). Thereafter, until each affected Lender notifies the Administrative Agent and the Administrative Agent notifies the Borrower that the circumstances giving rise to such determination no longer exist, (i) any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to convert any Loan to a SOFR Loan or continue any Loan as a SOFR Loan, shall be suspended and (ii) if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans to Base Rate Loans (in each case, if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.12.

1.9    Amendments to Section 3.9. Section 3.9 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

3.9. Requirements of Law.

If any Change in Law shall:

        (i)    impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the FRB, as amended and in effect from time to time)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender or any Issuing Lender; or

        (ii)    impose on such Lender (or its Applicable Lending Office) any other condition (other than Taxes) affecting this Credit Agreement or its Notes or any of such extensions of credit or liabilities or commitments; or

        (iii)    impose on any Lender or the Issuing Lender any other condition, cost or expense affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

        (iv)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and any Lender reasonably determines that the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, converting into, continuing, or maintaining any SOFR Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Credit Agreement or its Notes with respect to any SOFR Loans, then the Borrower shall pay to such Lender within thirty (30) days of written demand therefor setting forth in reasonable detail such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this Section 3.9, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue SOFR Loans, or to convert Base Rate Loans into SOFR Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.10 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested. Each Lender shall promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 3.9 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 3.9 shall furnish to the Borrower and the Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder (including a reasonably detailed summary of the basis for such amounts with reasonably detailed calculations) which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods

1.10    Amendments to Section 3.10. Section 3.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

3.10. Treatment of Affected Loans.

If the obligation of any Lender to make any SOFR Loan or to continue, or to convert Base Rate Loans into, SOFR Loans shall be suspended pursuant to Section 3.8 or 3.9 hereof, such Lender’s SOFR Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such SOFR Loans (or, in the case of a conversion required by Section 3.8 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.8 or 3.9 hereof that gave rise to such conversion no longer exist:

    (a)    to the extent that such Lender’s SOFR Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s SOFR Loans shall be applied instead to its Base Rate Loans; and

    (b)    all Loans that would otherwise be made or continued by such Lender as SOFR Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into SOFR Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.8 or 3.9 hereof that gave rise to the conversion of such Lender’s SOFR Loans pursuant to this Section 3.10 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when SOFR Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding SOFR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding SOFR Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

1.11    Amendments to Section 3.12. Section 3.12 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

3.12. Compensation.

The Borrower hereby indemnifies each of the Lenders against any loss, cost or expense (including any loss, cost or expense arising from the liquidation or reemployment of funds or from any fees payable) which may arise, be attributable to or result due to or as a consequence of (a) any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a SOFR Loan, (b) any failure of the Borrower to borrow or continue a SOFR Loan or convert to a SOFR Loan on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation, (c) any failure of the Borrower to prepay any SOFR Loan on a date specified therefor in any notice of prepayment, (d) any payment, prepayment or conversion of any SOFR Loan on a date other than the last day of the Interest Period therefor (including as a result of an Event of Default) or (e) the assignment of any SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 11.18. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error. All of the obligations of the Credit Parties under this Section 3.12 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

1.12    Amendment to Section 11.6. Section 11.6 of the Credit Agreement is hereby amended by adding a new paragraph at the end of such Section to read as follows:

Notwithstanding anything to the contrary contained herein, the Administrative Agent (and, if applicable, the Borrower) may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Credit Documents or to enter into additional Credit Documents in order to implement any Benchmark Replacement or any Benchmark Replacement Conforming Changes or otherwise effectuate the terms of Section 3.7(b) in accordance with the terms of Section 3.7(b).

ARTICLE II
CONDITIONS TO EFFECTIVENESS

2.1    Closing Conditions. This Amendment shall become effective as of the day and year set forth above (the “Seventh Amendment Effective Date”) upon satisfaction (or waiver) of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent):

(a)    Executed Amendment. The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Credit Parties, the Lenders and the Administrative Agent.

(b)    No Default. No Default or Event of Default exists as of the Seventh Amendment Effective Date and after giving effect to the transactions contemplated hereby.

(c)    Representations and Warranties. The representations and warranties contained in Section 6 of the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the Seventh Amendment Effective Date, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects, on the Seventh Amendment Effective Date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date).

(d)    Corporate Documents. The Administrative Agent shall have received the following, each in form and substance reasonably satisfactory to the Administrative Agent, an officer’s certificate (i) certifying that the articles of incorporation or other organizational documents, as applicable, of each Credit Party that were delivered on the Closing Date remain true and complete as of the Seventh Amendment Effective Date (or certified updates as applicable), (ii) certifying that the bylaws, operating agreements or partnership agreements of each Credit Party that were delivered on the Closing Date remain true and correct and in force and effect as of the Seventh Amendment Effective Date (or certified updates as applicable), (iii) attaching copies of the resolutions of the board of directors of each Credit Party approving and adopting this Amendment, the transactions contemplated herein and authorizing execution and delivery hereof, and certifying such resolutions to be true and correct and in force and effect as of the Seventh Amendment Effective Date, (iv) attaching certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate

Governmental Authorities of the state of incorporation or organization and (v) certifying that each officer listed in the incumbency certification contained in each Credit Party’s Officer’s Certificate, delivered on the Closing Date remains a duly elected and qualified officer of such Credit Party and such officer remains duly authorized to execute and deliver on behalf of such Credit Party the Amendment or attaching a new incumbency certificate for each officer signing this Amendment.

(e)Legal Opinions. The Administrative Agent shall have received an opinion or opinions of counsel for the Credit Parties, dated the Seventh Amendment Effective Date and addressed to the Administrative Agent and the Lenders, which shall be in form and substance satisfactory to the Administrative Agent.

(f)Fees and Expenses. (i) The Administrative Agent shall have received from the Borrower, for the account of each Lender that executes and delivers a lender signature page to the Administrative Agent (each such Lender, a “Consenting Lender”, and collectively, the “Consenting Lenders”), an amendment fee in an amount equal to 5 basis points on the aggregate allocated Commitments of such Consenting Lender (after giving effect to this Amendment); (ii) King & Spalding LLP shall have received from the Borrower payment of all reasonable and documented out-of-pocket fees and expenses incurred in connection with this Amendment; and (iii) the Administrative Agent shall have received from the Borrower payment of all other fees and expenses payable in connection with this Amendment or otherwise required to be paid pursuant to the Credit Agreement.

ARTICLE III
MISCELLANEOUS

3.1    Amended Terms. On and after the Seventh Amendment Effective Date, all references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

3.2    Representations and Warranties of Credit Parties. Each of the Credit Parties represents and warrants as follows:

(a)    It has taken all necessary corporate and other organizational action to authorize the execution, delivery and performance of this Amendment.

(b)    This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)    No consent, approval, authorization, or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d)    The representations and warranties set forth in Section 6 of the Credit Agreement and in the other Credit Documents are true and correct in all material respects, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects, on and as of the date hereof (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date).

(e)    After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

3.3    Reaffirmation of Obligations. Each Credit Party hereby ratifies the Credit Agreement as amended by this Amendment and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement as so amended applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

3.4    Credit Document. This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

3.5    Further Assurances. The Credit Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

3.6    Entirety. This Amendment and the other Credit Documents embody the entire agreement among the parties hereto relating to the subject matter hereof and thereof and supersede all previous documents, agreements and understandings, oral or written, relating to the subject matter hereof and thereof.

3.7    Counterparts; Telecopy. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which when so executed and delivered will constitute an original, but all of which when taken together will constitute a single contract. Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.

3.8    No Actions, Claims, Etc. As of the date hereof, each of the Credit Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

3.9    GOVERNING LAW. THIS AMENDMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW 5-1401 AND 5-1402.

3.10    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.11    Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Section 11.10 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

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WOLFSPEED, INC.
SEVENTH AMENDMENT
IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:    WOLFSPEED, INC. (formerly known as Cree, Inc.), a North Carolina corporation

By:    /s/ Neill P. Reynolds
Name:    Neill P. Reynolds
Title:    Executive Vice President and
    Chief Financial Officer

ADMINISTRATIVE AGENT:
WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent, Issuing Lender, Swingline Lender and as a Lender

By: /s/ Michael Pugsley
Name: Michael Pugsley
Title: Senior Vice President

WOLFSPEED, INC.
SEVENTH AMENDMENT

LENDERS
CITIBANK, N.A.,
in its capacity as a Lender

By: /s/ Robert G. Shaw
Name: Robert G. Shaw
Title: Vice President & Managing Director

WOLFSPEED, INC.
SEVENTH AMENDMENT
LENDERS
Truist Bank,
in its capacity as a Lender

By: /s/ Jim C. Wright
Name: Jim C. Wright
Title: Vice President

WOLFSPEED, INC.
SEVENTH AMENDMENT

LENDERS
First Horizon Bank,
in its capacity as a Lender

By: /s/ Martin Green
Name: Martin Gree
Title: SVP

CREE, INC.
FIFTH AMENDMENT

LENDERS
PNC Bank, National Association,
in its capacity as a Lender

By: /s/ Dawn Kondrat
Name: Dawn Kondrat
Title: Senior Vice President

CREE, INC.
FIFTH AMENDMENT

LENDERS
BANK OF AMERICA N.A.,
in its capacity as a Lender

By: /s/ Thomas M. Paulk
Name: Thomas M. Paulk
Title: Senior Vice President

WOLFSPEED, INC.
SEVENTH AMENDMENT
LENDERS
BMO Harris Bank, N.A.,
in its capacity as a Lender

/s/ Michael Kus
Name: Michael Kus
Title: Managing Director

WOLFSPEED, INC.
SEVENTH AMENDMENT

LENDERS
U.S. Bank National Association,
in its capacity as a Lender

By: /s/ Lukas Coleman
Name: Lukas Coleman
Title: Vice President